EXHIBIT 99

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-40104 of the Dime Savings Bank of Williamsburgh 401K Plan (the “Plan”) on Form S-8 of our report dated June 25, 2004 appearing in the Annual Report on Form 11-K of the Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

New York, New York

June 25, 2004